Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2011, relating to the consolidated financial statements and schedules of Manitex International, Inc. as of December 31, 2010 and 2009 and for the three years in the period ended December 31, 2010, appearing in the Annual Report on Form 10-K of Manitex International, Inc. for the year ended December 31, 2010.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

UHY LLP

Sterling Heights, Michigan

August 9, 2011